Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned company and individuals agree to the joint filing on behalf of each of them of a Schedule 13D (including amendments thereto) with respect to the Common Stock of Xenetic Biosciences, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

June 14, 2023
Date

CLS Therapeutics, LLC.

/s/ Georgy Tets
Signature

Georgy Tets, MD, PhD, Chief Executive Officer
Name/Title

CLS Therapeutics, LLC

/s/ Georgy Tets
Signature

Georgy Tets, MD, PhD, Director
Name/Title

/s/ Dmitry Genkin
Signature

Dmitry Genkin
Name

/s/ Victor Tets
Signature

Victor Tets
Name

/s/ Georgy Tets
Signature

Georgy Tets, MD, PhD
Name

/s/ M. Scott Maguire
Signature

M. Scot Maguire
Name